UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AUTO PHOTO TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	7384	N/A
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

#6-260 E. Esplanade, North Vancouver, British Columbia V7L 1A3 (604) 984-0400
(Address and telephone number of registrant's principal executive offices)

Ian S. Grant, President #6-260 E. Esplanade, North Vancouver, British Columbia V7L 1A3 (604) 984-0400

(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP
William L. Macdonald, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [	]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	520,000	$0.20(2)	$104,000	$11.13
Total Registration Fee				$11.13

(1)             An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)                  Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

______________, 2007

AUTO PHOTO TECHNOLOGIES INC.

A NEVADA CORPORATION

520,000 SHARES OF COMMON STOCK OF AUTO PHOTO TECHNOLOGIES INC.

_________________________________

This prospectus relates to 520,000 shares of common stock of Auto Photo Technologies Inc., a Nevada corporation, which may be sold by selling stockholders named in this prospectus. The selling stockholders will sell their shares of our common stock at a price of $0.20 per share. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We have generated net losses since our inception on December 11, 2003. For the year ended December 31, 2005 and for the nine month period ended September 30, 2006 we had net losses of $204,622 and $249,539 respectively.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 8 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ______________, 2007.

                The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                As used in this prospectus, the terms "we", "us", "our", "Auto Photo", and "APK" mean Auto Photo Technologies Inc. and our wholly owned subsidiary, Auto Photo Kiosk GmbH, unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the state of Nevada on December 11, 2003 and commenced operations with the acquisition of Auto Photo Kiosk GmbH. (“APK”), which we acquired on our incorporation. Our majority-owned subsidiary, APK, was incorporated in Germany in September of 2001. Through our subsidiary APK, we provide photographic services through automated kiosk-style instant photo booths at various locations in Germany.

Our United States resident agent's office (Corporation Trust Company) is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our principal business and executive offices are located at #6 - 260 E. Esplanade, North Vancouver, British Columbia V7L 1A3. Our telephone number is 604-984-0400. We have one subsidiary, APK, a German company incorporated in September of 2001 and its principal office is located at Paul Kemp Strasse 4, Bonn 53173, Germany.

We only commenced our operations in December of 2003. We have generated net losses since our inception on December 11, 2003. For the year ended December 31, 2005 and for the nine month period ended September 30, 2006 we had net losses of $204,622 and $249,539 respectively. Our current monthly burn rate for our current operation is approximately $25,000, inclusive of professional fees currently being incurred for this registration statement. In order to fund our plan of operation, we anticipate that we will require an additional $250,000 to $300,000 through December 31, 2007, although we do not currently have any arrangement for additional financing. As at December 31, 2006, we estimate that we have $814,000 in working capital deficiency. We are not a "blank check company" as defined by Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as we have revenues from our business operations and are developing our automated photo booth business.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the period ended December 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the sale by the selling stockholders named in this prospectus of up to 520,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.20 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 1,186,667 shares of our common stock issued and outstanding as at December 31, 2006.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2004 and 2005, and our unaudited interim statements for the nine-month period ended September 30, 2006, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis and Plan of Operation” beginning on page 22 of this prospectus.

	Nine Month Period Ended September 30, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Revenue	$289,038	$383,040	$328,931
Net Loss for the Period	$(249,539)	$(204,622)	$(205,490)
Loss Per Share - basic and diluted	$(0.86)	$(204,622)	$(205,490)
	As at September 30, 2006	As at December 31, 2005	As at December 31, 2004
Working Capital (Deficiency)	$(729,777)	$(709,679)	$(557,230)
Total Assets	$101,229	$106,981	$84,630
Total Number of Issued Shares of Common Stock	1,186,667	1	1
Weighted Average Shares Outstanding	291,348	1	1
Total Stockholders' Deficit	$(722,507)	$(687,640)	$(508,404)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following material risks. You could lose all or part of your investment due to any of these material risks.

RISKS RELATED TO OUR BUSINESS

We have had minimal revenues from operations and if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.

To date we have not generated any material revenues from operations and we have been dependent on sales of our equity securities to meet our cash requirements. We commenced our business operations in December 2003. We have generated $318,000 in revenue from our automated photo booth business for the year ended December 31, 2005. We incurred a net loss of $(205,490) for the year ended December 31, 2004, and a loss of $(204,622) for the year ended December 31, 2005. As of December 31, 2005, we had a working capital deficiency of $709,679. On July 25, 2006, we received an aggregate of $104,000 gross proceeds from a private placement financing in which we sold shares of our common stock. We have estimated that we will require between $250,000 and $300,000 to carry out our business plan for the twelve-month period ending December 31, 2007. Because we cannot anticipate when we will be able to generate significant revenues from sales, we will need to raise additional funds to continue to develop our photo business to respond to competitive pressures, to sign further site contracts or to respond to unanticipated requirements or expenses. If we are not able to generate significant revenues from we will not be able to maintain our operations or achieve a profitable level of operations.

We have only commenced our business operations in December, 2003 and we have a limited operating history. If we cannot successfully manage the risks associated with the expansion of our automated photo business, we may not achieve profitable operations and ultimately our business may fail.

We have a limited operating history. Our operating activities since our incorporation on December 11, 2003 consisted primarily of acquiring and operating our automated photo business. On December 11, 2003, we acquired the majority of the outstanding shares in APK, a German company which provides instant photos through automated photo kiosks. APK was incorporated in September of 2001. Our prospects are subject to the risks and expenses which we will encounter in our efforts to establish and expand our auto photo business. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a clientele that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

The fact that we are in the early development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' report in connection with our audited financial statements.

We have generated limited revenues since our inception on December 11, 2003. Since we are still in the early stages of developing our company and because of the lack of business operations at December 31, 2005, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our automated photo service gains significant popularity. On July 25, 2006, we raised $104,000 through the sale of shares of our common stock. We estimate our average monthly operating expenses for the twelve-month period ending December 31, 2006, to be approximately $25,000 each month. At this rate we will not be able to maintain our operations at their present level beyond mid 2007 without generating additional revenues from our operations or incurring any non-operational expenses. We cannot assure that we will be able to generate enough interest in our automated photo services. If we cannot attract a significant number of customers, we will not be able to general any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended December 31, 2005.

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

Although we intend to raise additional capital, we do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our automated photo services and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

We anticipate that the funds we have raised in the last private placements will not be sufficient to satisfy our cash requirements for the balance of the year ended December 31, 2006. In addition, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incur unexpected costs in expanding our products and photo booth location or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our products; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plans for the expansions of our automated photo operations and ultimately achieving a profitable level of such operations.

We are dependent upon outside capital for our continued operations.

We will depend almost exclusively on outside capital to pay for the continued development and marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our automated photo operations and so may be forced to scale back or cease operations or discontinue our business.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Limited Operating History In Providing Services to the Automated Photo Booth Industry

On September 4, 2001 our subsidiary, APK, commenced the operation of our current business in the instant photo booth market. As such, we have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Some of these risks and uncertainties relate to our ability to:

- establish and maintain relationships with key location providers for our instant photo booths;

- respond effectively to competitive and technological developments;

- build an infrastructure to support our business;

- attract, retain and motivate qualified personnel.

We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so may impair our ability to capture market share and generate revenues. In addition, our operating results are dependent to a large degree upon factors outside of our control, including the general strength, and acceptance of our instant photo booths in the German market.

Many of Our Competitors Have Greater Resources And Better Name Recognition

Many of our competitors are substantially larger than us and have significantly greater financial resources and marketing capabilities than we have, together with better name recognition. Competitors with superior resources and capabilities may be better able to utilize such advantages to market their services better, faster and/or cheaper than we can.

Increased competition from future or existing competitors in the instant photo booth market will likely impair our ability to establish and maintain market share. If we are unsuccessful in establishing and maintaining a sufficient number of instant photo booths in profitable locations, it is unlikely that we will be able to generate sufficient revenues to sustain operations

We lack working capital and due to the losses incurred since inception, our stockholders' deficits and lack of revenues, there is substantial doubt about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholders' deficit, and lack of revenues.

We have not generated sufficient revenues to cover our operational expenses and do not anticipate doing so in the near future. If our business does not meet our intended income goals, we will require additional financing. If we are not successful in obtaining additional financing by the end of 2006, we may be required to reduce operations to a sustainable level until any such financing is obtained, or sufficient revenues are generated to sustain operations. There can be no assurances that additional equity or other financing will be available at all or available on terms acceptable to us.

Our ability to continue in business in part depends upon our continued ability to obtain financing. There can be no assurance that any such financing would be available upon terms and conditions acceptable to us, if at all. The inability to obtain additional financing in a sufficient amount when needed and upon acceptable terms and conditions could have a materially adverse effect upon us. Inadequate funding could impair our ability to compete in the marketplace and could result in our dissolution.

We have a history of net losses and a lack of established revenues, and as a result, we expect to incur more net losses in the future.

We have had a history of losses and expect to continue to incur losses, and may never achieve or maintain profitability. As of December 31, 2005 we have an accumulated deficit of $687,640.

Risk of Termination of Site Contracts

All but one of the contracts pursuant to which we place instant photo booths on site locations are short-term, ie. one year "evergreen" contracts that are subject to renewal on an annual basis and so are easily terminated by either party. There can be no assurance that contracts to place instant photo booths will not be terminated at any time. The termination of a contract or other arrangement with a provider of multiple sites, would significantly reduce our number of auto photo kiosk installations and limit access to prime site locations in the future. Such a termination could have a material adverse effect on our business, financial condition and results of operations.

Dependence on a Single Product; Rapid Technological Change

Going forward we will derive the majority of our revenues from the operation of our instant photo booths. The digital technology incorporated by our instant photo booths is characterized by rapid technological change, new products and services, evolving industry standards and changing client preferences. Our success will depend, in significant part, upon our ability to make timely and cost-effective enhancements and additions to the auto photo kiosk technology and to introduce new products and services that meet customer demands. We expect new products and services to be developed and introduced by other companies that compete with our products and services. The proliferation of new digital photographic technology may reduce demand for our instant photo booths. There can be no assurance that we will be successful in responding to these or other technological changes, to evolving industry standards or to new products and services offered by our current and future competitors. In addition, we may not have access to sufficient capital for our research and development needs in order to develop or acquire new products and services.

Disruption in Manufacturing and Repair; Inability to Manufacture or Service Instant Photo Booths

The supply, manufacture technical updates and servicing of the instant photo booths is provided exclusively by Vending Concepts GmbH. We are dependent on this one supplier for the provision, repair and servicing of the instant photo booths. Our reliance on this supplier, as well as industry supply conditions generally, subject us to various risks, including the possibility of a shortage or a lack of availability of instant photo booths, key components, quality control problems, increases in component costs and reduced control over delivery schedules, any of which could adversely affect our business and results of operations. In situations where we are unable to rectify supply or quality problems associated with our instant photo booths costly delays could result. Although we believe that our supplier has current manufacturing capabilities to enable it to produce sufficient instant photo booths for our purposes through fiscal 2006, there can be no assurance that this will be adequate for unanticipated future growth.

Uncertain Ability To Achieve, Manage Or Sustain Growth

It may be necessary for us to grow in order to remain competitive. Our ability to grow is dependent upon a number of factors including, but not limited to, our ability to hire, train and assimilate management and other employees, the adequacy of our financial resources, our ability to identify and efficiently provide new services as may be demanded by our customers in the future and our ability to adapt our services to accommodate necessary operational changes. In addition, there can be no assurance that we will be able to achieve such expansion or that we will be able to manage expanded operations successfully.

Failure to manage growth effectively and efficiently could have an adverse effect on our ability to acquire sufficient market share and remain competitive.

Dependence Upon Ian S. Grant

Our key personnel is limited at present to Ian S. Grant, our President. The loss of the services of Mr. Grant, for any reason, may have a materially adverse effect on our prospects. Although we believe that the loss of any of our management (apart from Mr. Grant) will not have a material adverse impact upon us, there can be no assurance in this regard, nor any assurance that we will be able to find suitable replacements. In addition, competition for personnel is intense, making it difficult to find highly skilled employees with appropriate qualifications. Furthermore, we do not maintain "key man" life insurance on the lives of any of our management or other of our key employees. To the extent that the services of any key employee of ours becomes unavailable, we will be required to retain other qualified persons. However, there can be no assurance that we will be able to employ qualified persons upon acceptable terms.

Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors and their affiliates, in the aggregate, beneficially own 56.18% of issued and outstanding shares of our common stock. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 33% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which would have the effect of decreasing the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock, which may result in the loss of some or all of an investment in our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 520,000 shares of common stock which were issued pursuant to several private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act.

The selling stockholders will sell their shares of our common stock at $0.20 per share. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The offering price of $0.20 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DILUTION

The common stock to be sold by the selling stockholders is the 520,000 shares of common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 520,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of December 31, 2006, and the number of shares of common stock covered by this prospectus.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder and Position, Office or Material Relationship with Auto Photo	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Claudia Maria Jacobs	10,000	10,000	Nil	0%
Stefan Fagerstrom	20,000	20,000	Nil	0%
Lars Bela Szabo	20,000	20,000	Nil	0%
Victoria Wagman	40,000	40,000	Nil	0%
Roy Wedin	20,000	20,000	Nil	0%
Janina Wilczewski	20,000	20,000	Nil	0%
Rita Danielsson	5,000	5,000	Nil	0%

Celia Danielsson	5,000	5,000	Nil	0%
Staffan Johannisson	20,000	20,000	Nil	0%
Mats Svensson	10,000	10,000	Nil	0%
Zenny Gram	10,000	10,000	Nil	0%
Sune Larsson	20,000	20,000	Nil	0%
Sebastian Danielsson	5,000	5,000	Nil	0%
Jonny Hoijer	20,000	20,000	Nil	0%
Ohman, Halina	20,000	20,000	Nil	0%
Zbigniew Baran	20,000	20,000	Nil	0%
Adelajda Bak	20,000	20,000	Nil	0%
Magdalena Bujah	20,000	20,000	Nil	0%
Tomaz Bak	20,000	20,000	Nil	0%
Barbara Larsson	20,000	20,000	Nil	0%
Mikael Fagerstrom	20,000	20,000	Nil	0%
Minje Fagerstrom	20,000	20,000	Nil	0%
Horst Kopf	5,000	5,000	Nil	0%
Ashim Zuhlke	20,000	20,000	Nil	0%
Ella Zuhlke	20,000	20,000	Nil	0%
Christian Cullin	20,000	20,000	Nil	0%
Maria Wagman	10,000	10,000	Nil	0%
Carmen Merki	10,000	10,000	Nil	0%
Caroline Prabert	5,000	5,000	Nil	0%
Madeleine Prabert	5,000	5,000	Nil	0%
Joesphine Prabert	5,000	5,000	Nil	0%
Per Johan Prabert	5,000	5,000	Nil	0%
Alicia Danielsson	5,000	5,000	Nil	0%
Rolf Burki	10,000	10,000	Nil	0%
Erwin Steinmann	10,000	10,000	Nil	0%
Nils Johansson	5,000	5,000	Nil	0%
Total:	520,000	520,000

(1)           Assumes all of the shares of common stock offered are sold. Based on 1,186,667 common shares issued and outstanding on December 31, 2006.

(2)           Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

The above selling shareholders were issued stock on July 25, 2006 pursuant to a private placement at an offering price of $0.20 per share. The shares were issued as part of an offshore transaction relying on

Rule 903 of Regulation S of the Securities Act of 1933. None of the selling shareholders were U.S. persons at that term is defined in Regulation S.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We issued an aggregate of 666,666 shares to Ian S. Grant on July 25, 2006, which are not being registered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.20 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We intend to keep this registration statement effective until either all of the securities offered by the selling stockholders have been sold pursuant to the prospectus, or until all of the securities are eligible for sale pursuant to Rule 144. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)           purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange or quotation system;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(f)	a combination of any aforementioned methods of sale.
The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Stalt, Inc. (Suite 848 Tanager Street, Site N, Incline Village, Nevada 89451, telephone: 775-831-3335).

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Ian S. Grant	President, Secretary, Treasurer and Director	53	December 11, 2003

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Ian S. Grant, President, Secretary, Treasurer and Director

Ian S. Grant has been our President, Secretary, Treasurer and director since our inception on December 11, 2003. In addition, Mr. Grant was President, Chief Executive Officer, Chairman and a director of our former parent, Spectre Industries Inc. from January 1999 to May, 2004. Mr. Grant is also a director and officer of Grant Brothers Sales Limited. He is also the President of I.S. Grant & Company, which provides management services. Prior to this, from 1991 to 1995, Mr. Grant was President and CEO of Interactive Videosystems Inc., a publicly traded company which designs, produces and distributes interactive video and multimedia software products.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.             any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.             any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.             being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.             being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Ian S. Grant #6 - 260 E. Esplanade North Vancouver, British Columbia V7L 1A3	666,667	56.18%
Directors and Officers (as a group)	666,667	56.18%
(1)	Based on 1,186,667 shares outstanding as of December 31, 2006.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock with a par value of $0.001. As at December 31, 2006 we had 1,186,667 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of HJ & Associates, LLC, Certified Public Accountants, to audit our financial statements for the years ended December 31, 2004 and December 31, 2005. There has been no change in the accountants and no disagreements with HJ & Associates, LLC, Certified Public Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Auto Photo Technologies Inc. included in this registration statement have been audited by HJ & Associates, LLC, Certified Public Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at #6 - 260 E. Esplanade, North Vancouver, British Columbia V7L 1A3. We have no written agreement in regards to our offices and the offices are provided to us by Mr. Grant and shared expenses for the offices are charged to us. No amounts were charged to us for the year ended December 31, 2005. The monthly rental charge that has been charged to us is approximately CDN$500 per month, during 2006. Mr. Grant leases these premises on a month to month basis at a cost of CDN$500 per month. The premises are approximately 400 square feet in size. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the state of Nevada on December 11, 2003 under the name “Spectre Holdings Inc.”. On January 5, 2006 we changed our name to “Auto Photo Technologies Inc.”.

Our Current Business

We hold a majority interest in Auto Photo Kiosk GmbH ("APK"), a limited liability corporation under the laws of Germany We own 80%, and Vending Concept GmbH, a Swiss corporation, owns the remaining 20% of the share capital of APK. We acquired this interest from Spectre Industries Inc., formerly our parent company, on December 11, 2003 when we assumed all of the assets and liabilities of Spectre Industries at that time. At the time of the acquisition, Mr. Grant, our sole director and officer, held 1,000,000 shares of Spectre Industries, representing 4.8% of the issued and outstanding shares of Spectre Industries. Subsequently on December 15, 2004, Spectre Industries transferred our one issued and outstanding share to Mr. Grant, in consideration for Mr. Grant releasing Spectre Industries from all amounts due and owing to him, which amounts totaled $267,393, consisting of management fees and expenses of $162,162, notes payable of $99,846 and accrued interest on the notes of $5,385 as at December 11, 2003. At the time of the share transfer Mr. Grant was no longer affiliated with Spectre Industries, although he held 66,666 (post reverse split) shares representing 1.7% of the issued and outstanding Spectre Industries shares at the time.

The primary asset of Spectre Industries that we acquired was APK. APK was incorporated in September 2001 as a service company to operate instant photo booths and related products, in major public access areas, primarily in Germany.

APK's existing location operators are government and municipal agencies, malls and shopping centres. APK currently has 17 instant photo booths installed. The customers are individuals who go to the photo booths for photos to use in forms of personal identification (such as passports, driver's licenses, personal identification, etc.). APK's photo booths produce photos using digital technology and require no photo processing chemicals.

The locations for installation of a photo booth are made available by APK's location operators who provide the locations for the photo booths. Of the 17 booths in operation, 13 operate under a revenue sharing arrangement and 4 operate on a fixed rent basis. Under a revenue sharing arrangement, the location operator is paid ~~of~~ approximately 30-44% of the net revenues (gross revenues less 16% value-added-tax ("V.A.T.")), generated by each installed photo booth. The fixed rental rate for those photo booths ranges from €280 to €500 per month. The length of the contracts for the location rentals vary from one year (contracts with written termination three months prior to expiration) up to 10 years. Of our location rental contracts, 16 are one-year term contracts and one is a ten-year term contract.

Regardless of the location operator arrangement for any individual photo booth, we currently charge €6.00 per photo session for all photo booths. There is no correlation ~~to~~ between location operator remuneration and whether a unit is leased or owned.

The material terms of the location operator contracts are based on specific location for the unit placement, monthly rental rate or monthly revenue share percentage. As noted above, we have mostly one-year contracts. These contracts are up for renewal on an annual basis.

Of the 17 instant photo booths that are installed, 11 are leased from EFS Business Consult GmbH & Co. Hora OHG in Germany under two lease agreements. Both lease agreements have the same terms, and are for a period of 36 months with an automatic extension of an additional 24 months. The terms of the lease agreements are such that during months 1 through 36, APK pays a fixed lease payment of €300 per month per machine, plus the applicable 16% V.A.T. Additionally, there is a variable lease payment component in months 1 through 36 that is payable annually, beginning December 31, 2003 (applicable for the period from August 2002 to the end of December 2003). This is an amount that is based upon net revenues less costs (i.e. sales, service & maintenance). Upon extension of the lease agreement, in months 37 through 60, APK's lease payments are completely variable. The monthly payments will be based upon the middle value in a range, of three calculations: (1) 25% of the monthly net revenues per photo booth, (2) 2.5% of the purchase price per photo booth and (3) 4% of the purchase price per photo booth.

The remaining six machines are directly owned by APK, having been purchased at a cost of €14, 271 plus 16% V.A.T. per booth. Of the instant photo booths that are installed, 5 are located in shopping centres and 12 are located in various city government buildings.

The photo booths generate revenue simply by the customer entering the booth and selecting what type of photos they desire. The menu screen will prompt the customer to deposit the required payment in to the coin slots, which as noted above is currently €6.00 per session.

In addition to APK, we also acquired entitlement to some nominal consulting and commission payments, which had been previously held by Spectre Industries. The consulting revenue stream terminated in the last quarter of 2005 in accordance with its terms.

Employees

As of December 31, 2006, we do not have any employees other than our directors and officers. Our company is managed by Ian S. Grant, our sole director and officer. Over the twelve months ending December 31, 2007, we do not expect to hire any employees. Our subsidiary APK has one part time employee.

Purchase or Sale of Equipment

As we lease our instant photo booths, we do not intend to purchase any significant equipment over the twelve months ending December 31, 2007.

Competition

According to available industry information, our largest competitor is FotoFix GmbH, a subsidiary of Photo-Me International PLC, who have approximately 1800 instant photo booth installations in the German market.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this registration statement.

Our audited and unaudited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

General Overview

We remain an early stage company with minimal operations. As noted below we have only recently been generating revenue from our photo booth operations. Our primary concerns in regards to our efforts to maintain and expand our business and increase our revenues are:

•	market acceptance our instant photo booth services;
•	our ability to successfully compete with other more established companies who provide similar products; and
•	our short term funding requirements until we achieve a break-even level of operations.

While we are encouraged by the recent increases in sales and revenues (from $328,931 for the year ended December 31, 2004 to $383,040 for the year ended December 31, 2005), we realize that in order for this trend to continue we must establish and maintain a significant share of the market for automated photo sales. The only measurement that we have for ascertaining whether or not the auto photo market is accepting our services, and whether or not we are successfully competing in such market, is whether our revenues are increasing on a month to month basis. As we are an early stage development company, and until we achieve a more substantial level of operations and have greater resources available to us, it will be difficult to analyze how we are doing in terms of our efforts to obtain additional market share and successfully compete in the auto photo market, other than by looking to our revenues as a benchmark.

With the filing of this registration statement we are taking the initial steps in “going public” and accessing the public markets. We are doing this both from an investor relations standpoint, so that our shareholders may have some liquidity in their investment in the event that a public market develops for our securities; and from a desire to make our company more readily able to attract future financing. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We intend to begin to contact potential market makers following the effectiveness of this registration statement. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. As noted herein, we will require further financing to fund the expansion of our business and by being a public company we will be a more attractive investment for a wider range of potential investors.

Until we are able to generate material revenues from operations we must limit our expenses as much as possible. To date the majority of our expenses have been as a result of legal and accounting costs associated with the offering and this registration statement. Once we are no longer faced with such expenses as they relate specifically to this registration statement and the offering, we anticipate that our ongoing operating, legal and audit expenses will be at a manageable level, provided that we at least maintain our current level of revenues.

Results Of Operations

Nine month period ended September 30, 2006, compared to the nine month period ended September 30, 2005

We incurred a net loss of $249,539 for the nine months ended September 30, 2006 compared to a net loss of $115,177 for the comparative period in 2005. After the foreign currency adjustments, the total comprehensive loss increased to $272,200 for the nine months ended September 30, 2006 and decreased to $95,446 for the comparative period in 2005.

We recorded total revenues of $289,038 for the nine months ended September 30, 2006 versus $293,383 for the comparable period in 2005. Overall total revenues for the nine months ended September 30, 2005 were higher than 2006, as 2005 included consulting revenue of $37,500 from a contract that terminated December 2005. Photo kiosk revenue for the period from APK increased 10.9% over 2005. This increase can be attributed to higher prices in 2006 than 2005 and improved revenues from certain locations. Gross margin was $76,700 for 2006 versus $113,087 for 2005. This decrease can be attributed to the termination of the consulting contract and lower gross margins at APK. For the nine months ended September 30, 2006 APK’s gross margin as a percentage of revenues was 21.64% versus 26.21% for the comparable period in 2005. Photo kiosk rent and leasing costs plus photo kiosk operating supplies and expenses were higher in 2006 than 2005.

General and administrative expenses were $182,622 for the nine months ended September 30, 2006 versus $104,447 for 2005. This increase can be attributed to higher accounting, audit and legal expenses in 2006 ($53,545) than 2005 ($10,287). This caption includes APK selling expenses which increased $13,509 for 2006 over 2005 due to higher employee and automobile costs. Office related expenses ($8,350) are higher in 2006 than 2005 ($0) as they include amounts not charged during 2005.

As of September 30, 2006, we had a working capital deficiency of $729,777.

Year ended December 31, 2005, compared to year ended December 21, 2004

We incurred a net loss of $204,622 for the year ended December 31, 2005 compared to a net loss of $205,490 for the comparative period in 2004. After the foreign currency adjustments, the total comprehensive loss decreased to $179,236 for the year ended December 31, 2005 increased to $226,779 for the year ended December 31, 2004.

We recorded total revenues of $383,040 for the year ended December 31, 2005 and total revenues of $328,931 during the comparable period in 2004. The higher 2005 revenues were due to an increase in photo kiosk revenue of $42,301 which can be attributed to a price increase in 2005 and improved revenue from certain locations plus an increase in sales commission revenue of $11,808. Our gross margin was $96,565 for the year ended December 31, 2005 and $122,306 for the year ended December 31, 2004. For the year ended December 31, 2005 APK’s gross margin as a percentage of revenues was 10.14% versus 25.27% for the comparable period in 2004. This decrease is directly attributable to the higher repair cost ($45,601) incurred to ensure all photo booths met the new International Civil Aviation Organization technical standard 3.10 which took effect July 11, 2005.

General and administrative expenses for the year ended December 31, 2005 were $135,594 versus $163,614 for the same period in 2004. This decrease for 2005 was due to lower professional fees in 2005 ($10,496 versus $42,044), lower office costs in 2005 ($956 versus $10,556) and a $18,000 cost recovery of consulting fees only in 2004.

As of December 31, 2005, we had a working capital deficiency of $709,679.

Liquidity and Capital Resources

As at September 30, 2006 we had $40,516 of cash on hand and our total current assets were $93,959, which consisted primarily of cash, accounts receivable and prepaid expenses. While our revenue from sales has been increasing from period to period, there is no guarantee that this will continue, or will increase to a sufficient level to fund our operations. However, as our revenues and cash flow from operations increase, we look forward to relying less on the sale of stock and advances from related parties in order to finance our operations.

As at September 30, 2006, our total current liabilities increased to $823,736 from $794,621 at December 31, 2005, primarily reflecting an increase in accounts payable and amounts due to related parties.

We do not anticipate any material changes in the cost or requirements relating to the capital resources required to conduct our operations. We do not have any obligations regarding, and do not intend on making, any material capital expenditures.

Historically, we have financed our cash flow and operations from the sale of stock and advances from shareholders. Subsequent to the year ended December 31, 2005, on July 25, 2006, we effected equity private placements totaling $104,000. These funds will not be sufficient for us to address our minimum current and ongoing expenses, and as a result we will have to restrict or eliminate expenses associated with the marketing and promotion activity connected with the development and marketing of our products and expansion of our automated photo booths. Although we will be required to impose such limitations, we anticipate that our cash-on-hand will be sufficient to pay for the remaining offering expenses associated with the offering and pay for the offering expenses that are currently due and owing. However, we cannot satisfy our minimum cash requirements for the year ending December 31, 2007 without further funding. As we will require additional monies during 2007, we hope to raise any such additional capital primarily through the private placement of our securities or advances from related parties.

Future Operations

Presently, our revenues are not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to maintain and expand our current operations.

Our capital requirements are difficult to plan in light of our current strategy to expand our customer base for the automated photo booth operations of APK.

Our goals are to identify further locations for photo booths and introduce more booths into operation in as many key locations as we are able to enter into contracts for. As a result, we intend to identify further such locations and negotiate contracts for any key locations that are able to.

Since our inception, we have been dependent on investment capital as an important source of liquidity. In order to maintain our operations at the current level, we require approximately $25,000 per month to fund our operations. Our operations presently are generating negative cash flow, and we do not expect positive cash flow from operations in the near term. We need to secure additional working capital in the short-term in order to sustain our operations and execute our business plan. It is our intention to raise sufficient funds necessary to carry our company through to positive cash flow and profitability. Management projects that we may require an additional $250,000 to $300,000 to help fund our ongoing operating expenses and working capital requirements through December of 2007. We have incurred operating losses since inception, and this is likely to continue into the year ended December 31, 2007.

Plan of Operation and Cash Requirements

We anticipate that we will expend approximately $300,000 during the twelve-month period ending December 31, 2007 to fund, service and maintain our current photo booths, and for working capital. These expenditures are broken down as follows:

Estimated Funding Required During the Twelve Month Period Ending December 31, 2007

Operating Expenses
Management and Consulting	137,000
Subsidiary Operations	96,000
General and Administrative	83,000
Total Operating Expenses	$316,000

               Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended December 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

As a result, there will also be substantial doubt about our ability to continue as a going concern as the continuation of its business will be dependent upon obtaining further financing, successful and sufficient market acceptance of the automated photo products, the continuing successful development of the photo booth operations, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of the stockholders who will be receiving its shares in the spin off. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for its continued operations. We intend to pursue various financing alternatives to meet its immediate and long-term financial requirements, which it anticipates will consist of further private placements of its equity securities or shareholder loans. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our obligations as they become due and we will be forced to scale down or perhaps even cease operations.

Management believes that automated photo booths that provide instant photos will become an increasingly popular market segment. Digital photographic technology continues to rapidly replace conventional photography given its efficiency and quality. We believe that placing this technology in an instant photo booth will address a number of recreational and identification needs for consumers seeking photographic services. The recreational applications apply to local consumers as a novelty and, more importantly, tourists who have not had any experience with a similar product or service in their home jurisdiction. For identification purposes, the photos taken with our photo booths are capable of providing photographs for passport applications. In addition, we are hoping to expand upon the recognition of our services for providing further official identification services for government or other agencies who require such photographic services in this format. If we are successful at building our brand and showing consistent sales growth we hope that we may be successful at completing future equity or debt financings.

As noted, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements, which we anticipate will consist of further private placements of equity securities, advances from related parties or shareholder loans. We plan to rely on loans from management to meet our short term cash requirements. We have not entered into any definitive agreements with any shareholders or related parties for the provision of loans or advances. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, or generate significant material revenues from operations, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Other Expenses

We also incurred expenses unrelated to our operations including legal expenses relating to the preparation of this registration statement. We expect to incur a total of $35,000 in legal and audit expenses related to the preparation and filing of this registration statement. After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $1,000 per month.

Purchase or Sale of Equipment

As we currently lease our instant photo booths and intend to continue to do so, we do not anticipate that we will expend any significant amount on equipment for our present or future operations, as we intend to continue to lease our photo booths.

Personnel

As of December 31, 2006, our only employee is our president and sole director, Ian S. Grant; who handles all of the responsibilities in the area of corporate administration, business development and research. In addition, such individual provides us with capital raising services. We have no other employees.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangement with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on our company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on our company's financial position and results of operations as our company has no stock-based employee compensation. Our company will adopt the disclosure requirements of SFAS No. 148 if stock-based compensation is awarded to employees.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

Revenue Recognition

Our subsidiary, APK, recognizes photo booth revenue on an accrual basis. A sale occurs each time a customer purchases photographs from the booth. The photo booth records the time and date of each photograph purchased. APK’s service technician visits each booth on a regular schedule, at which time a photograph sales report is printed. This photograph sales report is the basis for recording revenue.

The sales commission revenue is from a third party company. We earn a commission based on the revenues generated by an e-commerce business. We recognize revenue on a cash received basis when the third party reports the e-commerce revenues.

Principles of Consolidation

For our foreign subsidiary, APK, the functional currency has been determined to be the Euro. Accordingly, assets and liabilities are translated at period end exchange rates prevailing during the period. The resultant cumulative translation adjustments to the assets and liabilities are recorded as a separate component of stockholders' equity. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss).

In accordance with Statement of Financial Accounting Standards No. 95, "Statements of Cash Flows," cash flows from our foreign subsidiaries are calculated based upon using the average exchange rates in effect at the time of the cash flow.

Fixed Assets

Fixed assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not extend the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the useful lives, 5 years for photo kiosks and 3 years for office equipment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoter of our company is our president and sole director, Ian S. Grant.

Ian S. Grant, our sole director and officer, has not to date received any cash compensation for his time, effort and attention that he has given to the affairs of our company, although we have accrued amounts owing to him.

Our president, Ian S. Grant, provides through his company, I. S. Grant and Company Ltd, management services and office premises to our company. During the year end December 31, 2005, office premises were provided at no charge to our company and were charged at the rate of $500 per month during 2006. During the year ended December 31, 2005, management services were provided but not paid and were accrued to our company. From inception, we have accrued management fees of $11,083 per month to I. S. Grant and Company as compensation for the services of Ian Grant. At December 31, 2005, we had accrued management fees totalling $393,822 to I. S. Grant and Company Ltd. The accrued management fees do not bear interest and are payable on demand.

As of December 31, 2005 and 2004, we had borrowed $76,300 and $74,600, respectively, from our CEO and President, Ian S. Grant. This note bears an interest rate of 8%, is unsecured and is due on demand. For the years ended December 31, 2005 and 2004 accrued expenses – related parties included accrued interest of $20,014 and $11,692, respectively for this note.

Given the accrued management fees discussed above, and other expenses associated with the funding of our operations, as at December 31, 2005, we have $490,136 due directly and indirectly to our director and officer.

Our company has accrued management fees ($11,083 per month) and automobile expense ($500 per month) for Mr. Grant for 2004 and 2005. The balance outstanding at December 31, 2005 was comprised of an opening accrual ($162,162) from the predecessor company, 2 years accruals less a payment of $46,332 in December 2004. In addition, our company has accrued interest payable on Mr. Grant’s outstanding notes payable at 8% per annum totaling $12,122. During 2004, Mr. Grant charged the company $3,019 for office rent and $5,024 for telephone communications. There were no amounts charged in 2005.

As of July 25, 2006, our president, Ian S. Grant, converted a portion of the fees owed to I. S. Grant and Company Ltd (approximately $133,333.20) into 666,666 shares at a deemed price of $0.20 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1)           1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 11,867 shares as of the date of this prospectus; or

(2)           the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 666,667 shares that may be sold pursuant to Rule 144 after August of 2007. Accordingly, Rule 144 applies to all of the issued and outstanding shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 520,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. The affiliate of our company, Ian S. Grant, our President and director, owns 666,667 shares. There are currently 37 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company on December 11, 2003. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (December 11, 2003) to December 31, 2005. The following table shows the compensation received by our president for the years ended December 31, 2004 and 2005.

SUMMARY COMPENSATION TABLE
Long Term Compensation (1)
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Ian S. Grant President, Secretary, Treasurer and Director(2)	2005 2004	$132,996(3) $132,996(4)	Nil Nil	$6,000 $6,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)           The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)	Ian S. Grant became our president, secretary and treasurer on December 11, 2003.
(3)	These amounts are management fees that have been accrued to I. S. Grant and Company Ltd.
(4)	Of this management fee amount, $46,332 was paid in cash and the balance has been accrued.

Stock Options and Stock Appreciation Rights

From the date of inception (December 11, 2003) to December 31, 2005, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal year ended December 31, 2005.

32

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

From inception on December 11, 2003, to the year ended December 31, 2005, our president, Ian S. Grant, provided management services to our company for which $231,660 (2 years at $138,996 less cash payment of $46,332) in compensation has been accrued and is payable to him.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

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FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Auto Photo Technologies Inc. are filed as part of this registration statement:

•	Unaudited financial statements for the nine month period ended September 30, 2006 and September 30, 2005
•	Audited financial statements for the year ended December 31, 2005 and December

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Balance Sheets

	September 30 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$40,516	$52,608
Trade receivables	51,361	26,309
Other receivables	-	4,239
Prepaid expenses	2,082	1,786
Total Current Assets	93,959	84,942
FIXED ASSETS, NET	7,270	22,039
TOTAL ASSETS	$101,229	$106,981
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Bank overdraft	$23,932	$14,148
Accounts payable	71,805	26,984
Accounts payable – related parties (Note 3)	432,957	457,505
Accrued liabilities	13,404	12,757
Accrued liabilities – related parties (Note 3)	177,706	147,467
Income taxes payable	750	750
Advances payable	40,469	39,440
Notes payable and advance – related parties (Note 3)	62,713	95,570
Total Current Liabilities	823,736	794,621
TOTAL LIABILITIES	823,736	794,621
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value, 200,000,000 shares authorized, 1,186,667 shares issued and outstanding	1,187	-
Additional paid-in capital (deficit)	220,040	(16,106)
Other comprehensive income (loss)
Foreign currency translation adjustments	(18,564)	4,097
Accumulated (deficit)	(925,170)	(675,631)
Total Stockholders’ Equity (Deficit)	(722,507)	(687,640)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$101,229	$106,981

The accompanying notes are an integral part of these consolidated financial statements.

1

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
REVENUES
Photo kiosk revenue	$270,974	$244,381
Consulting revenue – related party	-	37,500
Sales commission	18,064	11,502
Total Revenue	289,038	293,383
COST OF SALES
Photo kiosk rent and leasing expense	$173,192	$154,287
Photo kiosk operating supplies and expenses	39,146	26,009
Total Cost of Sales	212,338	180,296
Gross margin	76,700	113,087
EXPENSES
General and administrative	182,622	104,447
Consulting expense – related party	119,784	99,747
Depreciation expense	16,033	16,287
Total Expenses	318,439	220,481
(Loss) from Operations	(241,739)	(107,394)
OTHER INCOME (EXPENSE)
Interest income	5,658	5,687
Interest expense	(13,458)	(13,470)
Total Other Income (Expense)	(7,800)	(7,783)
LOSS BEFORE MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARY AND INCOME TAX EXPENSE	(249,539)	(115,177)
Minority interest in loss of consolidated subsidiary	-	-
LOSS BEFORE INCOME TAX EXPENSE	(249,539)	(115,177)
Income tax expense	-	-
NET LOSS	(249,539)	(115,177)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(22,661)	19,731
Total Other Comprehensive Income (Loss)	(22,661)	19,731
TOTAL COMPREHENSIVE LOSS	$(272,200)	(95,446)
BASIC LOSS PER SHARE
Loss from operations	$(0.86)	(115,177)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	291,348	1

The accompanying notes are an integral part of these consolidated financial statements.

2

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Statement of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock		Additional Paid in Capital (Deficit)	Other Comprehensive Income (Loss)	Accumulated Deficit
	Shares	Amount
Balance, December 31, 2005	1	$-	$(16,106)	$4,097	$(675,631)
Issuance of common stock for cash (unaudited)	520,000	520	103,480	-	-
Common stock issued for related party debt conversion (unaudited)	666,666	667	132,666	-	-
Foreign currency translation adjustments (unaudited)	-	-	-	(22,661)	-
Net loss for the nine months September 30, 2006 (unaudited)	-	-	-	-	(249,539)
Balance, September 30, 2006 (unaudited)	1,186,667	$1,187	$220,040	$(18,564)	$(925,170)

The accompanying notes are an integral part of these consolidated financial statements.

3

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(249,539)	$(115,177)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation expense	16,033	16,287
Changes in operating assets and liabilities:
Increase in trade receivables	(25,052)	(4,888)
Decrease in other receivables	4,239	7,163
(Increase) in other receivables – related parties	-	(37,500)
(Increase) in prepaid expenses	(296)	(1,026)
Increase in accounts payable	44,820	2,173
Increase (decrease) in accounts payable – related parties	88,839	125,927
Increase in accrued liabilities	648	420
Increase (decrease) in accrued liabilities – related parties	30,239	(9,624)
Net Cash Provided (Used) by Operating Activities	(90,069)	(16,245)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable – related party	(47,100)	-
Advances payable – related party	11,293	-
Bank overdraft (repayment)	9,784	(1,175)
Issue common stock for cash	104,000	-
Advances payable	-	14,699
Net Cash Provided (Used) by Financing Activities	77,977	13,524
NET INCREASE (DECREASE) IN CASH	(12,092)	(2,721)
CASH AT BEGINNING OF YEAR	52,608	7,245
CASH AT END OF PERIOD	$40,516	$4,524
CASH PAID DURING THE PERIOD FOR:
Interest	$4,676	$958
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

4

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

September 30, 2006

NOTE 1 -	BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company’s most recent audited consolidated financial statements and notes thereto. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2 -	STOCK ISSUANCE FOR CASH AND DEBT

On July 25, 2006 the Company completed a private placement of 520,000 common shares at a purchase price of $0.20 per common share for total cash proceeds of $104,000.

On July 25, 2006, an officer and director received 666,666 common shares for the conversion of $133,333 of outstanding accounts payable to common shares at a price of $0.20 per share.

Upon completion of these subsequent events, Ian S. Grant will control approximately 56.18% of the outstanding common shares and may have the effective power to elect all members of the board of directors and to control the vote on substantially all other matters without the approval of other stockholders.

NOTE 3 -	RELATED PARTY TRANSACTIONS

These transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Accounts Payable – Related Parties

As of September 30, 2006 and December 31, 2005, the Company owed Ian S. Grant and Company Ltd. $364,736 and $393,822, respectively, for consulting fees.

As of September 30, 2006 and December 31, 2005, the Company’s subsidiary, APK, owed its 20% minority interest shareholder $68,221 and $63,683, respectively for goods delivered and services performed on behalf of the subsidiary.

4

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

September 30, 2006

NOTE 3 -	RELATED PARTY TRANSACTIONS (Continued)

Accrued Expenses – Related Parties

As of September 30, 2006 and December 31, 2005, the Company’s subsidiary, APK, owed its 20% minority interest shareholder $148,044 and $124,048, respectively for items supplied and expenses paid on behalf of the subsidiary.

Notes Payable and Advance – Related Parties

As of September 30, 2006 and December 31, 2005, the Company had borrowed $30,777 and $76,300, respectively, from the Company’s CEO and President, Ian S. Grant. This note bears an interest rate of 8%, is unsecured and is due on demand. For the nine months ended September 30, 2006 and the year ended December 31, 2005 accrued expenses – related parties included accrued interest of $25,249 and $20,014, respectively for this note.

As of September 30, 2006 and December 31, 2005, the Company’s subsidiary, APK, had borrowed $20,643 (Euro 16,207) and $19,270 (Euro 16,207), respectively, from its 20% minority shareholder. This note bears an interest rate of 5%, is unsecured and is due on demand. For the nine months ended September 30, 2006 and the year ended December 31, 2005 accrued expenses – related parties included accrued interest of $4,413 and $3,405, respectively for this note. As of September 30, 2006 the Company still owed its 20% minority shareholder $11,293 (Euro 8,900) from an advance on an unsecured non-interest bearing basis made in June 2006.

Consulting revenue - Related Parties

Included in the assets acquired pursuant to the Asset Distribution Agreement with Spectre Industries, Inc. was a contractual arrangement for consulting fees from a company related to the Company’s CEO and President, Ian S. Grant. This contractual arrangement required the Company to provide advisory services in exchange for payments of $50,000 in 2005 and 2004. This contract was not renewed in 2006.

NOTE 4 -	GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have cash or other material assets, nor does it have established sources of revenues to cover operating costs and to allow it to continue as a going concern. The consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. It is the intent of the Company to obtain financing through equity offerings or other feasible financing alternatives to fund its ongoing operations. The Company also continues to pursue the development of Auto Photo Kiosks, GmbH operations to cover the Company’s working capital needs. There is no assurance the Company will be successful in raising new capital or increasing the revenues of its subsidiary, Auto Photo Kiosks, GmbH.

4

Auto Photo Technologies Inc.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Auto Photo Technologies Inc.

Vancouver, BC

We have audited the accompanying consolidated balance sheets of Auto Photo Technologies Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive loss, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Photo Technologies, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company’s recurring losses and cash used by operations raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC

Salt Lake City, Utah

June 2, 2006

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31.
	2005	2004
ASSETS
CURRENT ASSETS
Cash	$52,608	$7,245
Trade receivables	26,309	20,413
Other receivables	4,239	7,726
Prepaid expenses	1,786	420
Total Current Assets	84,942	35,804
FIXED ASSETS, NET (Note 2)	22,039	48,826
TOTAL ASSETS	$106,981	$84,630
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Bank overdraft (Note 4)	$14,148	$6,575
Accounts payable	26,984	31,353
Accounts payable – related parties (Note 6)	457,505	276,117
Accrued liabilities	12,757	16,081
Accrued liabilities – related parties	147,467	141,117
Income taxes payable	750	-
Advances payable (Note 5)	39,440	24,990
Notes payable – related parties (Note 6)	95,570	96,801
Total Current Liabilities	794,621	593,034
TOTAL LIABILITIES	794,621	593,034
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value, 200,000,000 shares authorized, 1 share issued and outstanding	-	-
Additional paid-in capital (deficit)	(16,106)	(16,106)
Other comprehensive income (loss)
Foreign currency translation adjustments	4,097	(21,289)
Accumulated deficit	(675,631)	(471,009)
Total Stockholders’ Equity (Deficit)	(687,640)	(508,404)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$106,981	$84,630

The accompanying notes are an integral part of these consolidated financial statements.

4

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Statements of Operations and Other Comprehensive Loss

	For the Years Ended December 31,
	2005	2004
REVENUES
Photo kiosk revenue	$318,800	$276,499
Consulting revenue – related party	50,000	50,000
Sales commission	14,240	2,432
Total Revenue	383,040	328,931
COST OF SALES
Photo kiosk rent and leasing expense	$204,740	$178,007
Photo kiosk operating supplies and expenses	81,735	28,619
Total Cost of Sales	286,475	206,626
Gross margin	96,565	122,306
EXPENSES
General and administrative	135,594	163,614
Consulting expense – related party (Note 7)	132,996	132,996
Depreciation expense	21,393	21,696
Total Expenses	289,983	318,306
(Loss) from Operations	(193,418)	(196,000)
OTHER INCOME (EXPENSE)
Interest income	7,604	7,604
Interest expense	(18,058)	(17,094)
Total Other Income (Expense)	(10,454)	(9,490)
(LOSS) BEFORE MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARY AND INCOME TAX EXPENSE	(203,872)	(205,490)
Minority interest in loss of consolidated subsidiary	-	-
(LOSS) BEFORE INCOME TAX EXPENSE	(203,872)	(205,490)
Income tax expense	750	-
NET (LOSS)	(204,622)	(205,490)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	25,386	(21,289)
Total Other Comprehensive Income (Loss)	25,386	(21,289)
TOTAL COMPREHENSIVE (LOSS)	$(179,236)	$(226,779)
BASIC (LOSS) PER SHARE
Loss from operations	(204,622)	(205,490)
Total Loss per Share	$(204,622)	$(205,490)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	1	1

The accompanying notes are an integral part of these consolidated financial statements.

5

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid in Capital (Deficit)	Other Comprehensive Income (Loss)	Accumulated Deficit
	Shares	Amount
Balance, December 31, 2003	1	$-	$(16,106)	$-	$(265,519)
Foreign currency translation adjustments	-	-	-	(21,289)	-
Net loss for the year ended December 31, 2004	-	-	-	-	(205,490)
Balance, December 31, 2004	1	-	(16,106)	(21,289)	(471,009)
Foreign currency translation adjustments	-	-	-	25,386	-
Net loss for the year ended December 31, 2005	-	-	-	-	(204,622)
Balance, December 31, 2005	1	$-	$(16,106)	$4,097	$(675,631)

The accompanying notes are an integral part of these consolidated financial statements.

6

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(204,622)	$(205,490)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation expense	21,393	21,696
Changes in operating assets and liabilities:
Increase in trade receivables	(5,896)	(11,832)
Decrease in other receivables	3,487	42,274
Increase in prepaid expenses	(1,366)	(420)
Decrease in accounts payable	(4,369)	(21,623)
Increase in accounts payable – related parties	208,614	113,955
Increase (decrease) in accrued liabilities	(3,326)	10,031
Increase in accrued liabilities – related parties	8,676	30,062
Increase in income taxes payable	750	-
Net Cash Provided (Used) by Operating Activities	23,341	(21,347)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	7,572	6,575
Proceeds from advances payable	14,450	24,990
Payments on notes payable – related parties	-	(26,642)
Net Cash Provided by Financing Activities	22,022	4,923
NET INCREASE (DECREASE) IN CASH	45,363	(16,424)
CASH AT BEGINNING OF YEAR	7,245	23,669
CASH AT END OF YEAR	$52,608	$7,245
CASH PAID DURING THE PERIOD FOR:
Interest	$4,386	$3,370
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

7

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 1 -	ORGANIZATION AND DESCRIPTION OF BUSINESS

The consolidated financial statements for the year ended December 31, 2005 and 2004 include those of Auto Photo Technologies Inc. (APT), and its 80% owned subsidiary, Auto Photo Kiosk GmbH (APK). Collectively, they are referred to herein as “The Company”.

Spectre Holdings Inc. was organized under the laws of the State of Nevada on December 11, 2003. On January 5, 2006 the Company changed its name from Spectre Holdings Inc to Auto Photo Technologies Inc. The Company plans to concentrate on the development of the photo kiosk business.

APK was incorporated under the laws of Germany on September 4, 2001, for the purpose of conducting business in photo kiosks. A predecessor company, Spectre Industries, Inc. was one of the original incorporators of APK.

In December, 2003 Spectre Holdings Inc (Holdings) entered into an Asset Distribution Agreement with a predecessor company, Spectre Industries, Inc (Industries). Under the terms of the agreement Industries transferred all its assets including its ownership interest in APK and contractual arrangements for future revenue to Holdings in exchange for Holdings assuming all of Industries outstanding liabilities.

The assets transferred and liabilities assumed were recorded on the books of APT as follows:

Cash	$6,076
Other Receivable	50,000
Fixed Assets, net	331
Investment and advances – APK	199,430
Accounts payable	(4,549)
Accounts payable – related parties	(162,162)
Note payable and accrued interest – related parties	(105,232)
Additional Paid in Capital (Deficit)	16,106
$-

8

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year end.

b. Basic Loss Per Share

	For the Year Ended December 31,
	2005	2004
Loss from operations	$(204,622)	$(205,490)
Total loss per share	$(204,622)	$(205,490)
Weighted average number of shares outstanding	1	1

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. The Company has no outstanding common stock equivalents as of December 31, 2005 and 2004.

c. Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision (benefit) for income taxes for the year ended December 31, 2005 and 2004 consist of the following:

	2005	2004
Federal:
Current	$750	$-
Deferred	-	-
State:
Current	$-	$-
Deferred	-	-
	$750	$-

9

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c. Provision for Taxes (Continued)

Net deferred tax assets consist of the following components as of December 31, 2005 and 2004:

	2005	2004
Deferred tax assets
NOL Carryover	$199,595	$173,840
Accrued Interest	9,135	7,300
Depreciation	260	265
Deferred tax liabilities:
Valuation allowance	(208,990)	(181,405)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2005 and 2004 due to the following:

	2005	2004
Book loss	$(79,510)	$(80,140)
Timing differences	51,925	34,223
Valuation allowance	27,585	45,917
Income tax expense	$-	$-

At December 31, 2005, the Company had $511,776 net operating loss carryforwards. No tax benefit has been reported in the December 31, 2005 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

d. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

10

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Concentrations of Risk

Cash

The Company maintains cash in various Swiss, German and Canadian accounts occasionally these amounts exceed insured limits.

g.	Recent Accounting Pronouncements

During the year ended December 31, 2005, the Company adopted the following accounting pronouncements:

On December 16, 2004 the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This statement eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This statement is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. The Company will adopt this statement effective for 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company will adopt this statement effective for 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

11

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
g.	Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company will adopt this statement effective for 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. The Company will adopt this statement effective for 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

The adoptions of the provisions of these pronouncements are not expected to have a significant effect on the Company’s consolidated financial statement presentation.

h.	Presentation

All amounts are reported in United States Dollars.

12

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i.	Principles of Consolidation

The consolidated financial statements for the years ended December 31, 2005 and 2004 include those of the Company and its majority owned subsidiary Auto Photo Kiosk GmbH (APK). APK’s minority shareholder has not been allocated a proportionate share of the subsidiary’s losses as the cumulative losses applicable to the minority interest exceed the minority’s interest in the capital of the subsidiary. Any subsequent profits earned by the subsidiary that are applicable to the minority interest will be allocated to the Company to the extent that minority losses were previously absorbed.

For the Company’s foreign subsidiary, APK, the functional currency has been determined to be the Euro. Accordingly, assets and liabilities are translated at exchange rates at the end of the period and revenue and expenses are translated at exchange rates prevailing during the period. The resultant cumulative translation adjustments to the assets and liabilities are recorded as a separate component of stockholders’ equity.

Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss). Such amounts are immaterial for all years presented.

In accordance with Statement of Financial Accounting Standards No. 95, “Statements of Cash Flows,” cash flows from the Company’s foreign subsidiaries are calculated based upon using the average exchange rates in effect at the time of the cash flow.

j.	Fixed Assets

Fixed assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not extend the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the useful lives; 5 years for photo kiosks and 3 years for office equipment. As of December 31, 2005 and 2004 property and equipment consisted of the following:

	2005	2004
Photo Kiosks	$101,734	$117,195
Office equipment	2,387	2,271
Accumulated Depreciation	(82,082)	(70,640)
	$22,039	$48,826

Depreciation expense from continuing operations for the years ended December 31, 2005 and 2004 was $21,393 and $21,696, respectively.

13

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

k. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. No advertising expenses were incurred for the years ended December 31, 2005 and 2004.

l. Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the period end exchange rate. Non-monetary assets are translated at the historical exchange rate and all revenue and expenses are translated at the exchange rates prevailing during the period. Foreign exchange currency translation adjustments are included in the stockholders’ equity section.

m.	Stock Options

The Company applies Accounting Principles Board (“APB”) 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options and warrants granted to employees when the option/warrant price is less than the market price of the underlying common stock on the date of grant.

FASB Statement 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company’s stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model using the following assumptions. The U.S. Treasury rate for the period equal to the expected life of the options was used as the risk-free interest rate.

During 2005 and 2004, no options were granted by the Company, therefore the accounting provisions of SFAS No. 123 have no impact on the Company’s reported net losses for the years ended December 31, 2005 and 2004.

n.	Long – Lived Assets

The Company follows SFAS No. 142 “Goodwill and Other Intangible Assets” with respect to long-lived assets. The Company evaluates its long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

14

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

o.	Revenue Recognition

The Company records photo kiosk revenue on an accrual basis based on the daily photo kiosk services delivered by each location. Consulting revenue which is recognized on an accrual basis is earned for providing business advisory services to a former subsidiary now owned by a company related to Mr. Grant. This arrangement for business advisory services had a four year term; January 2002 to December 2005. The sales commission revenue is from a third party company. The Company earns a commission based the revenues generated by an e-commerce business. This revenue is recognized on a cash received basis when the third party reports e-commerce revenues.

NOTE 3 -	COMMON STOCK TRANSACTIONS

There were no common stock transactions during the years ended December 31, 2005 and 2004.

NOTE 4 -	BANK LOANS

The Company’s subsidiary, APK, has obtained overdraft facilities with its operating banks. The overdraft facilities are supported by the signature of the Company’s president and minority shareholder. There is no fixed repayment schedule. The interest rate charged on the overdraft is 12%.

NOTE 5 -	ADVANCES PAYABLE

During 2004, the Company was advanced $24,990 by an unrelated company and during 2005 the same company advanced the subsidiary $14,440. These advances are non interest bearing and have no set repayment terms.

NOTE 6 -	RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Accounts Payable – Related Parties

As of December 31, 2005 and 2004, the Company owed Ian S. Grant and Company Ltd. $393,822 and $254,826, respectively, for consulting fees.

As of December 31, 2005 and 2004, the Company’s subsidiary, APK, owed its 20% minority interest shareholder $63,683 and $21,291, respectively for goods delivered and services performed on behalf of the subsidiary.

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 6 -	RELATED PARTY TRANSACTIONS (Continued)

Accrued Expenses – Related Parties

As of December 31, 2005 and 2004, the Company’s subsidiary, APK, owed its 20% minority interest shareholder $124,048 and $122,316, respectively for items supplied and expenses paid on behalf of the subsidiary.

Notes Payable – Related Parties

As of December 31, 2005 and 2004, the Company had borrowed $76,300 and $74,600, respectively, from the Company’s CEO and President, Ian S. Grant. This note bears an interest rate of 8%, is unsecured and is due on demand. For the years ended December 31, 2005 and 2004 accrued expenses – related parties included accrued interest of $20,014 and $11,692, respectively for this note.

As of December 31, 2005 and 2004, the Company’s subsidiary, APK, had borrowed $19,270 (Euro 16,207) and $22,199 (Euro 16,207), respectively, from its 20% minority shareholder. This note bears an interest rate of 5%, is unsecured and is due on demand. For the years ended December 31, 2005 and 2004 accrued expenses – related parties included accrued interest of $3,405 and $2,813, respectively for this note.

Consulting Revenue - Related Party

Included in the assets acquired pursuant to the Asset Distribution Agreement with Spectre Industries, Inc. was a contractual arrangement for consulting fees from a company related to the Company’s CEO and President, Ian S. Grant. This contractual arrangement required the Company to provide advisory services in exchange for payments of $50,000 in 2005 and 2004.

NOTE 7 -	COMMITMENTS

The Company continues to honor a consulting agreement with Ian S. Grant and Company Ltd. (a related party) initiated by the predecessor company, Spectre Industries, Inc. Under the terms of that agreement, on a month to month basis Ian S. Grant and Company provides on-site management and marketing services to the Company for $11,083 per month plus a $500 car allowance.

APK has one employment agreement which provides a fixed monthly salary plus a commission of 1.5% of the revenues earned on each photo kiosk placed in service. The Company also provides a vehicle for the employee.

The Company leases 11 instant photo booths under two lease agreements. Both agreements have the same terms, and are for a period of 36 months with an automatic extension of 24 months.

16

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 7 – COMMITMENTS (Continued)

The future minimum lease payments for operating leases for years ended December 31 are:

2006	$47,176
2007	47,997
2008	47,997
2009	47,997
2010	47,997

The rental expense for operating leases for the years ended December 31, 2005 and 2004 was $49,317 and $49,256 respectively.

NOTE 8 -	STOCK OPTIONS

There were no stock options outstanding during the fiscal years 2005 and 2004.

NOTE 9 -	SEGMENT REPORTING

At December 31, 2005 and 2004, the Company had one reportable segment: photographic services performed in photo kiosks.

NOTE 10 -	GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have cash or other material assets, nor does it have established sources of revenues to cover operating costs and to allow it to continue as a going concern. The consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. It is the intent of the Company to obtain financing through equity offerings or other feasible financing alternatives to fund its ongoing operations. The Company also continues to pursue the development of Auto Photo Kiosks, GmbH operations to cover the Company’s working capital needs. There is no assurance the Company will be successful in raising new capital or increasing the revenues of its subsidiary, Auto Photo Kiosks, GmbH.

NOTE 11 -	SUBSEQUENT EVENTS

Subsequent to December 31, 2005, the Company initiated a private placement and conversion of certain debts for shares. The private placement will be for 520,000 common shares at a purchase price of $0.20 per share for total proceeds of $104,000. In additional, an officer and director will receive 666,666 common shares for the conversion of $133,333 of outstanding accounts payable to common shares at a price of $0.20 per share.

NOTE 11 – SUBSEQUENT EVENTS (Continued)

17

AUTO PHOTO TECHNOLOGIES INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2005 and 2004

Upon completion of these subsequent events, Ian S. Grant will control approximately 56.18% of the then outstanding common shares and may have the effective power to elect all members of the board of directors and to control the vote on substantially all other matters without the approval of other stockholders.

18

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Auto Photo Technologies Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$11.13
Printing and engraving expenses	$1,000(1)
Accounting fees and expenses	$12,000(1)
Legal fees and expenses	$30,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$45,011.13

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On July 25, 2006, we issued 666,666 shares to Ian S. Grant at a deemed price of $0.20 per share in satisfaction of $133,333.20 in accrued management fee owed to Mr. Grant in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Ian S. Grant is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Auto Photo Technologies Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. In addition, we met the requirements set forth in Rule 903(b)(3)(iii)(B)(1), (2) and (4) of Regulation S in that the requirements contained therein were specifically provided for in the subscription agreement entered into with Mr. Grant.

On July 25, 2006, we issued 520,000 common shares to 36 subscribers at an offering price of $0.20 per share for gross offering proceeds of $104,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by Auto Photo Technologies Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. In addition, we met the requirements set forth in Rule 903(b)(3)(iii)(B)(1), (2) and (4) of Regulation S in that the requirements contained therein were specifically provided for in the subscription agreements entered into with the subscribers.

Item 27 EXHIBITS

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Auto Photo Technologies Inc., a Nevada corporation.

Exhibit Number and Exhibit Title

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).
3.3	Certificate of Amendment (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).
(5)	Opinion of Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1

Asset Distribution Agreement between Spectre Industries Inc. and Spectre Holdings Inc., dated December 10, 2003 (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).

10.2	Form of Subscription Agreement between Auto Photo Technologies Inc. and each of the following persons:
Name	Amount of Common Shares Purchased at $0.20 per Share
Claudia Maria Jacobs	10,000
Stefan Fagerstrom	20,000
Lars Bela Szabo	20,000

Victoria Wagman	40,000
Roy Wedin	20,000
Janina Wilczewski	20,000
Rita Danielsson	5,000
Celia Danielsson	5,000
Staffan Johannisson	20,000
Mats Svensson	10,000
Zenny Gram	10,000
Sune Larsson	20,000
Sebastian Danielsson	5,000
Jonny Hoijer	20,000
Ohman, Halina	20,000
Zbigniew Baran	20,000
Adelajda Bak	20,000
Magdalena Bujah	20,000
Tomaz Bak	20,000
Barbara Larsson	20,000
Mikael Fagerstrom	20,000
Minje Fagerstrom	20,000
Horst Kopf	5,000
Ashim Zuhlke	20,000
Ella Zuhlke	20,000
Christian Cullin	20,000
Maria Wagman	10,000
Carmen Merki	10,000
Caroline Prabert	5,000
Madeleine Prabert	5,000
Josephine Prabert	5,000
Per Johan Prabert	5,000
Alicia Danielsson	5,000
Rolf Burki	10,000
Erwin Steinmann	10,000
Nils Johansson	5,000

(incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).

(21) Subsidiaries

Auto Photo Kiosk GmbH, a German company
(23)	Consents of Experts and Counsel
23.1	Consent of HJ & Associates, LLC, Certified Public Accountants

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)	any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)           for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Auto Photo Technologies Inc. pursuant to the foregoing provisions, or otherwise, Auto Photo Technologies Inc. has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Auto Photo Technologies Inc. of expenses incurred or paid by a director, officer or controlling person of Auto Photo Technologies Inc. in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Auto Photo Technologies Inc. will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on January 30, 2007.

AUTO PHOTO TECHNOLOGIES INC.

/s/ Ian S. Grant

By: Ian S. Grant, President, Secretary,

Treasurer and Director

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)